Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(2,393,201)
Unrealized Gain (Loss) on Market Value of Futures	16,250,801
Dividend Income	4,464
Interest Income	22,035
ETF Transaction Fees	1,050
Total Income (Loss)	$13,885,149

Expenses
General Partner Management Fees	$56,234
Professional Fees	9,608
Brokerage Commissions	1,719
Non-interested Directors' Fees and Expenses	597
Prepaid Insurance Expense	295
NYMEX License Fee	1,406
Total Expenses	$69,859
Net Income (Loss)	$13,815,290

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/16	$111,186,436
Withdrawals (200,000 Shares)	(3,549,579)
Net Income (Loss)	13,815,290

Net Asset Value End of Month	$121,452,147
Net Asset Value Per Share (6,600,000 Shares)	$18.40

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612